Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-56670, 333-148188, 333-168672, 333-176144, 333-188446, 333-197992, and 333-204331) of Seattle Genetics, Inc., and the Registration Statement on Form S-3 (No. 333-206846) of Seattle Genetics, Inc., of our report dated February 19, 2016 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Seattle, Washington

February 19, 2016